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                                                                   EXHIBIT 10.30

                                                                  Execution Copy



                      SUPPLEMENTAL STOCKHOLDERS' AGREEMENT

          This Supplemental Stockholders' Agreement (this "Agreement"), dated as of April 10, 2001, by and among Tellium, Inc., a Delaware corporation (the "Company"), and Qwest Investment Company (the "Holder").

          WHEREAS, the Holder was granted warrants to purchase 750,000 shares of Common Stock (subject to certain terms and conditions) (the shares issuable upon exercise of such warrants being referred to as the "Warrant Shares") pursuant to a Warrant Certificate dated as of the date hereof (the "Warrant Certificate").

          NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

     1. Certain Definitions
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        As used in this Agreement, the following terms shall have the meanings set forth below:

     "Common Stock" means the Common Stock, as such phrase is defined in the
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recitals to this Agreement.

     "Holder" means Qwest Investment Company.
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     "Person" means any individual, corporation, limited liability company,
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limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

      "Warrant Shares" mean the Warrant Shares as such phrase is defined in
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the recitals to this Agreement; provided, however, that Warrant Shares shall
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cease to be Warrant Shares (x) upon their sale pursuant to a registration statement or Rule 144 under the Securities Act, (y) upon their sale pursuant to Rule 144 under the Securities Act or (z) upon their sale in any manner to a Person which is not entitled to the rights provided by this Agreement.

      "Rule 144" means Rule 144 promulgated under the Securities Act or any
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successor rule thereto or any complementary rule thereto.

      "Securities Act" means the Securities Act of 1933, as amended, and the
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rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
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      2.  Holder's Agreement.  Holder agrees that it will not transfer any
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Registrable Shares without complying with Section 2 of the Warrant Certificate to which the Holder is a party.

      3.  Registration Rights
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          3.1  General.  Subject to Section 3.2, and in respect of the Warrant
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Shares, Qwest Investment Company shall be considered "Holders" pursuant to
Section 1.5(c) of the Amended and Restated Stockholders Agreement by and among the Company and the other parties thereto dated as of September 19, 2000 (as amended from time to time) (the "Current Stockholders Agreement") with respect to any Demand Registration, Piggyback Registration or S-3 Registration and with respect to the Shelf Registration Statement (as each such term is defined in the Current Stockholders Agreement), shall be accorded the rights, in respect of
Article VII, to which such "Holders" are entitled under Section 8.5 of the Current Stockholders Agreement, and agree to the obligations and other duties to which such "Holders" have agreed under Article VII (and, in respect to Article VII, under Section 8.5) of the Current Stockholders Agreement. Any permitted assign of a party to this Agreement shall agree to this Section 3 prior to being accorded the rights hereunder.

          3.2  Application.  Holder (as such term is defined in this Agreement)
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(i) shall not be entitled to the right to demand set forth in Section 7.2(a)(ii)
of the Current Stockholders Agreement, (ii) shall not be entitled to vote or consent in respect of adding one or more Persons to the Current Stockholders Agreement, and (iii) shall be subject to the 90 day period related to the holders of the Company's Series E Preferred Stock (in lieu of the 180 day period) referenced in Section 7.4 of the Current Stockholders Agreement, without regard to whether such Holder sells under the Shelf Registration Statement or otherwise.

      4.  Miscellaneous Provisions
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          4.1  Specific Performance, Etc.  The Company and Holder, in addition
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to being entitled to exercise all rights provided herein, in the Company's
Amended and Restated Certificate of Incorporation or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          4.2  Notices.  All notices, requests, demands and other communications
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which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given and received in accordance with the applicable provision of the Warrant Certificate to which Holder is a party.

          4.3  Entire Agreement; Amendments and Waivers.  This Agreement
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constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the

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parties hereto. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company and Holder. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          4.4  Termination.  If not terminated sooner pursuant to the terms
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hereof, Section 3 of this Agreement (regarding registration rights) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation, or another corporation's merger with and into the Company, where, in connection with the merger, the Registrable Shares are exchanged exclusively for cash and/or shares of capital stock or other securities that are registered under the Securities Act and publicly traded on a national securities exchange or authorized for trading on the Nasdaq National Market System.

          4.5  Recapitalizations, Exchange, etc. Affecting the Company's Stock.
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The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Registrable Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          4.6  Multiple Counterparts.  This Agreement may be executed any number
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of counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts shall constitute but one agreement.

          4.7  Headings.  The headings of the sections of this Agreement have
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been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          4.8  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws thereof.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                              TELLIUM, INC.



                              By:     /s/ Nicholas DeVito
                                  ----------------------------------
                                    Name: Nicholas DeVito
                                    Title: V.P. Business Development



                              QWEST INVESTMENT COMPANY



                              By:     /s/
                                  ----------------------------------
                                    Name:
                                    Title:


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